Contacts:
Media: 877.370.4413 or ir@arlingtonasset.com
Investors: Kurt Harrington at 877.370.4413 or ir@arlingtonasset.com

Arlington Asset Investment Corp. Eliminates MF Global Exposure

ARLINGTON, VA, November 1, 2011 – Arlington Asset Investment Corp. (NYSE: AI) (the “Company”) today is confirming that as of October 28, 2011 it had no outstanding repurchase agreement balances with, or other financial exposures to, MF Global Holdings Ltd. or any of its subsidiaries or affiliates.

About the Company

Arlington Asset Investment Corp. (NYSE: AI) is a principal investment firm that invests in mortgage-related and other assets.  The Company is headquartered in the Washington, D.C. metropolitan area.  For more information, please visit www.arlingtonasset.com .